Exhibit 99.1

[Letterhead of Lawrence S. Hartman]

April 23, 2007

Fax - 604.696.6315
Vocalscape Networks, Inc.
170 E. Post Road, Suite 206
White Plains, NY 10601

Re: Board of Directors

To whom it may concern:

I hereby resign as a director of Vocalscape Networks, Inc. For personal reasons I am unable to dedicate the time necessary to fulfill my responsibilities.

Sincerely,

/s/ Lawrence Hartman
Laurence Hartman, Esq.